Exhibit 4.1(o)

THIRTY-EIGHTH SUPPLEMENTAL INDENTURE
(to that certain Amended and Restated Indenture dated as of May 5, 2015)
Dated as of April 15, 2019
Relating to the Basin Electric Power Cooperative
First Mortgage Note, 2019 Series A
Authorized by this Thirty-Eighth Supplemental Indenture
BASIN ELECTRIC POWER COOPERATIVE
to
U.S. BANK NATIONAL ASSOCIATION, TRUSTEE
FIRST MORTGAGE OBLIGATIONS
THIS INSTRUMENT GRANTS A SECURITY INTEREST IN THE PROPERTY OF A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. NOTICE - THIS THIRTY-EIGHTH SUPPLEMENTAL INDENTURE, TOGETHER WITH THAT CERTAIN AMENDED AND RESTATED INDENTURE DATED AS OF MAY 5, 2015, AS HERETOFORE SUPPLEMENTED AND AMENDED (DESCRIBED MORE PARTICULARLY HEREIN) SECURE AN UNLIMITED AMOUNT OF OBLIGATIONS AND SUCH AMOUNT, TOGETHER WITH INTEREST, IS SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED AND FILED INDENTURES, MORTGAGES OR LIENS WITH RESPECT TO THE PROPERTY INTERESTS OF THE COMPANY. THIS INDENTURE IS A SECURITY AGREEMENT WHEREBY THE COMPANY GRANTS TO THE TRUSTEE A SECURITY INTEREST IN ALL OF THE TRUST ESTATE THAT IS PERSONAL PROPERTY OR FIXTURES UNDER THE UNIFORM COMMERCIAL CODE.

EXHIBIT A	—	Indenture Filing Information

EXHIBIT B	—	Property Additions

EXHIBIT C	—	Form of First Mortgage Note, 2019 Series A and Trustee’s Authentication
Certificate
-i-

THIS THIRTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of April 15, 2019 (this “Thirty-Eighth Supplemental Indenture”), is between BASIN ELECTRIC POWER COOPERATIVE, an electric cooperative corporation existing under the laws of the State of North Dakota, as Grantor (hereinafter called the “Company”), whose post office address is 1717 East Interstate Avenue, Bismarck, North Dakota 58503-0564, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”), whose post office address is 40 Pearl Street NW, Suite 838, Grand Rapids, MI 49503, and shall supplement that certain Indenture dated as of January 1, 1998 between the Company and the Trustee, as heretofore supplemented, amended and restated;
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture dated as of May 5, 2015 (the “Amended and Restated Indenture”), which supplemented, amended and restated the Existing Indenture (capitalized terms used herein shall have the meanings ascribed to them in the Indenture and as provided in Section 1.1 hereof), and as further supplemented and amended including as supplemented hereby (the “Indenture”), for the purpose of securing its Outstanding Secured Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Indenture, which Indenture is filed of record as shown on Exhibit A hereto;
WHEREAS, the Company is the owner of a 92.9 percent undivided interest in, and operator of, the Dry Fork Station, a single coal-fired steam-electric generating unit (the “Station”) located within the geographical limits of Campbell County, Wyoming (the “County”), and pursuant to resolutions adopted by the Board of County Commissioners of the County on June 16, 2009 and the provisions of the Wyoming Industrial Development Projects Act (Wyoming Statutes Annotated, Sections 15-1-701, et seq.), as amended (the “Act”), the County agreed to finance a portion of the costs of the acquisition, construction and installation of certain solid waste disposal and sewage facilities at the Station (the “Facilities”) as an authorized project under the Act, by issuing its “Solid Waste Facilities Revenue Bonds, 2009 Series A (Basin Electric Power Cooperative – Dry Fork Station Facilities)” (the “2009 Series A Bonds”) pursuant to the Trust Indenture, dated as of July 1, 2009, between the County and U.S. Bank National Association, as trustee (the “2009 Indenture”) and loaned the proceeds thereof to the Company pursuant to the Loan Agreement, dated as of July 1, 2009, between the County and the Company (the “2009 Financing Agreement”);
WHEREAS, in order to evidence its obligation to repay the loan of the proceeds of the 2009 Series A Bonds, the Company issued to the County its note (the “First Mortgage Note, 2009 Series A”), which First Mortgage Note, 2009 Series A is secured under the Indenture;
WHEREAS, the Company has requested and pursuant to resolutions adopted by the Board of Commissioners of the County on April 2, 2019, the County has agreed to issue its “Solid Waste Facilities Revenue Bonds, 2019 Series A (Basin Electric Power Cooperative – Dry Fork Station Facilities)” (the “2019 Series A Bonds”) pursuant to the Trust Indenture, dated as of April 15, 2019, between the County and U.S. Bank National Association, as trustee (the “2019 Indenture”) under the Act for the purpose of refinancing the 2009 Bonds, and loan the proceeds thereof to the Company pursuant to the Loan Agreement, dated as of April 15, 2019, between the County and the Company (the “2019 Financing Agreement”);
WHEREAS, in order to evidence its obligation to repay the loan proceeds of the 2019 Series A Bonds to the County, the Board of Directors of the Company has established a new series of Additional Obligations to be designated as the Basin Electric Power Cooperative First Mortgage Note, 2019 Series A, due July 15, 2039 (the “First Mortgage Note, 2019 Series A”) in the original principal amount of $150,000,000.00, and the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Indenture;
WHEREAS, the Company desires to execute and deliver this Thirty-Eighth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the 2019 Series A as Additional Obligations and specifying the form and provisions of the First Mortgage Note, 2019 Series A;
WHEREAS, Section 12.1 of the Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1 and such other conditions set forth in the Indenture;
WHEREAS, this Thirty-Eighth Supplemental Indenture is permitted pursuant to the provisions of Section 12.1C of the Indenture; and
WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of, premium, if any, and interest on the First Mortgage Note, 2019 Series A, to make the First Mortgage Note, 2019 Series A to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the First Mortgage Note, 2019 Series A, in accordance with its terms, have been done and taken; and the execution and delivery of this Thirty-Eighth Supplemental Indenture has been in all respects duly authorized;
NOW, THEREFORE, THIS THIRTY-EIGHTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of, premium, if any, and interest on the Outstanding Secured Obligations, including, when issued, the First Mortgage Note, 2019 Series A, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the Cut-Off Date, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the First Mortgage Note, 2019 Series A are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Indenture, including all such property, rights, privileges and franchises acquired since the Cut-Off Date (the descriptions of the real property included in said Trust Estate are set forth on Exhibit B hereto) subject to all exceptions, reservations and matters of the character therein referred to, and subject in all cases to Sections 5.2 and 11.2B of the Indenture and to the rights of the Company under the Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.
PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default under the Indenture, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L and N of “Excepted Property” in the Indenture, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.
The Company may, however, pursuant to the Third Granting Clause of the Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.
TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.
SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Indenture as to property hereafter acquired any duly recorded or perfected (a) prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.
UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then the Indenture shall be canceled and surrendered.
AND IT IS HEREBY COVENANTED AND DECLARED that the First Mortgage Note, 2019 Series A are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. All words and phrases defined in Article I of the Indenture shall have the same meaning in this Thirty-Eighth Supplemental Indenture, including any exhibit hereto, except as otherwise appears herein or unless the context clearly requires otherwise.
ARTICLE II
THE FIRST MORTGAGE NOTE, 2019 SERIES A AND CERTAIN PROVISIONS RELATING THERETO
Section 2.1.    Authorization and Terms of the First Mortgage Note, 2019 Series A. There shall be established an Additional Obligation in the form of the promissory note known as and entitled the “First Mortgage Note, 2019 Series A” (hereinafter referred to as the “First Mortgage Note, 2019 Series A”), the form, terms and conditions of which shall be substantially as set forth in this Section and Section 2.1. The First Mortgage Note, 2019 Series A is the same Note described and defined in the 2019 Indenture and the 2019 Financing Agreement as the “Note”. The aggregate principal face amount of the First Mortgage Note, 2019 Series A which shall be authenticated and delivered and Outstanding at any one time is limited to $150,000,000.

The First Mortgage Note, 2019 Series A shall be dated the date of its authentication and shall mature on July 15, 2039. The First Mortgage Note, 2019 Series A shall bear interest computed in the same manner and payable at the same time as the interest on the 2019 Series A Bonds is computed and paid as described and computed in accordance with the terms of the 2019 Indenture. The First Mortgage Note, 2019 Series A shall be subject to optional prepayment as more particularly set forth in such First Mortgage Note, 2019 Series A. The First Mortgage Note, 2019 Series A shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as trustee for the 2019 Series A Bonds (in such capacity, the “Bond Trustee”), as assignee and pledgee of the County pursuant to the 2019 Indenture.
All payments made on the First Mortgage Note, 2019 Series A shall be made to the Bond Trustee at its principal corporate office in lawful money of the United States of America which will be immediately available on the date payment is due.
Section 2.2.    Form of the First Mortgage Note, 2019 Series A. The First Mortgage Note, 2019 Series A and the Trustee’s authentication certificate to be executed on the First Mortgage Note, 2019 Series A shall be substantially in the form of Exhibit C attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.
Section 2.3.    Payments on First Mortgage Note, 2019 Series A. Payments by the Company on the First Mortgage Note, 2019 Series A shall be used to make payments required under the 2019 Financing Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1.    Supplemental Indenture. This Thirty-Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as heretofore supplemented and amended, and as hereby supplemented and amended is hereby confirmed. Except to the extent inconsistent with the express terms of this Thirty-Eighth Supplemental Indenture and the First Mortgage Note, 2019 Series A, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the First Mortgage Note, 2019 Series A to the same extent as if specifically set forth herein.
Section 3.2.    Recitals. All recitals in this Thirty-Eighth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full. The Company hereby reaffirms its obligations under the Indenture to indemnify and hold harmless the Trustee as required under Article IX of the Indenture, including under Section 9.7 of the Indenture, and in particular (but not limited to) against losses, liabilities, claims, or expenses (including the fees and expenses of its counsel) arising out of or in connection with its execution and performance of this Thirty-Eighth Supplemental Indenture. This indemnity shall survive the final payment in full of the First Mortgage Note, 2019 Series A and the resignation or removal of the Trustee to the extent provided in Section 7.1 and Article IX of the Indenture.
Section 3.3.    Successors and Assigns. Whenever in this Thirty-Eighth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirty-Eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
Section 3.4.    No Rights, Remedies, Etc. Nothing in this Thirty-Eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Thirty-Eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.
Section 3.5.    Counterparts. This Thirty-Eighth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
Section 3.6.    Security Agreement; Mailing Address. To the extent permitted by applicable law, this Thirty-Eighth Supplemental Indenture shall be deemed to be a security agreement and financing statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code. The mailing address of the Company,
as debtor is:    Basin Electric Power Cooperative
1717 East Interstate Avenue
Bismarck, ND 58503-0564
and the mailing address of the Trustee, as secured party is:
U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107
Additionally, this Thirty-Eighth Supplemental Indenture shall, if appropriate, be an amendment to the financing documents originally filed in connection with the Existing

Indenture. The Company is authorized to execute and file as appropriate instruments under the Uniform Commercial Code to either create a security interest or amend any security interest heretofore created.
Section 3.7.    Effectiveness. This Thirty-Eighth Supplemental Indenture shall not be effective until the Trustee receives the certificates, opinions and other documents required under Sections 1.6, 12.1 and 12.3 of the Amended and Restated Indenture, which may be evidenced by the Trustee’s authentication of the First Mortgage Note, 2019 Series A under this Thirty-Eighth Supplemental Indenture.
[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

BASIN ELECTRIC POWER COOPERATIVE

By: /s/ Paul M. Sukut
Name: Paul M. Sukut
Title: Chief Executive Officer & General Manager

(SEAL)

Attest:	/s/ Mark D. Foss
Name: Mark D. Foss
Title: Assistant Secretary
STATE OF NORTH DAKOTA    )
) SS
COUNTY OF BURLEIGH    )
THE FOREGOING instrument was acknowledged before me this 29th day of April, 2019, by Paul M. Sukut, Chief Executive Officer and General Manager of Basin Electric Power Cooperative, a corporation, for and on behalf of said corporation.
WITNESS my hand and official seal.

/s/ Sheila E. Wald
Name: Sheila E. Wald
Notary Public
My commission expires: May 2, 2022
(Notarial Seal)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President
(SEAL)
STATE OF MINNESOTA    )
) SS
COUNTY OF RAMSEY    )
THE FOREGOING instrument was acknowledged before me this 30th day of April, 2019, by Richard Prokosch, Vice President of U.S. Bank National Association, a national banking association, for and on behalf of said association.
WITNESS my hand and official seal.

/s/ Denise R. Landeen
Name: Denise R. Landeen
Notary Public
My commission expires: 01/31/2022
(Notarial Seal)

[INDENTURE FILING INFORMATION]
Exhibits to be attached by Company prior to filing because they vary by jurisdiction.
EXHIBIT A
(to Thirty-Eighth Supplemental Indenture)

[PROPERTY ADDITIONS]
Exhibits to be attached by Company prior to filing because they vary by jurisdiction.
EXHIBIT B
(to Thirty-Eighth Supplemental Indenture)

THIS FIRST MORTGAGE NOTE, 2019 SERIES A IS NONTRANSFERABLE EXCEPT AS MAY BE REQUIRED TO EFFECT ANY TRANSFER TO ANY SUCCESSOR TRUSTEE UNDER THE TRUST INDENTURE, DATED AS OF APRIL 15, 2019, BETWEEN CAMPBELL COUNTY, WYOMING AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE.
No.     $150,000,000
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE NOTE, 2019 SERIES A
BASIN ELECTRIC POWER COOPERATIVE (“Basin Electric”), an electric cooperative corporation existing under the laws of the State of North Dakota, for value received, promises to pay to U.S. Bank National Association, as trustee (the “Trustee”), or its successors in trust, the principal sum of $150,000,000 and interest thereon as follows: Basin Electric shall pay, during the term of the Loan Agreement, dated as of April 15, 2019 (the “Financing Agreement”), between Campbell County, Wyoming (the “County”) and Basin Electric, for deposit into the Bond Fund, (i) on or prior to each date on which interest is due on the County’s Solid Waste Facilities Bonds, 2019 Series A (Basin Electric Power Cooperative-Dry Fork Station Facilities) (the “2019 Series A Bonds”) issued by the County under the Trust Indenture, dated as of April 15, 2019 (the “Bond Indenture”), between the County and the Trustee, as the same may be amended and supplemented from time to time, the amount of interest due on the 2019 Series A Bonds on such date, computed in the manner described in the Bond Indenture, (ii) on the stated maturity date of the 2019 Series A Bonds (or earlier date to which the maturity of the 2019 Series A Bonds has been accelerated as a result of an event of default), a sum which will equal the principal amount of the 2019 Series A Bonds which will become due on such date and (iii) on or prior to any redemption date for the 2019 Series A Bonds, an amount equal to the principal of (premium, if any) and interest on the 2019 Series A Bonds which are to be redeemed on such date.
This First Mortgage Note, 2019 Series A is issued under, is described in and is subject to the Financing Agreement, and is secured by the Amended and Restated Indenture, dated as of May 5, 2015, between Basin Electric and U.S. Bank National Association, as Trustee, as supplemented and amended (the “Basin Electric Indenture”).
All payments required pursuant hereto shall be made to the Trustee at its principal corporate trust office, in lawful money of the United States of America. As set forth in Section 5.7 of the Financing Agreement, the obligation of Basin Electric to make the payments required hereunder shall be absolute and unconditional.
This First Mortgage Note, 2019 Series A may be prepaid upon the terms and conditions set forth in Article X of the Financing Agreement.
Basin Electric shall be entitled to credits against payments required hereby as provided in Section 5.2 of the Financing Agreement.
EXHIBIT C-1
(to Thirty-Eighth Supplemental Indenture)

If the maturity date of the 2019 Series A Bond shall be accelerated as a result of an event of default, the principal of this First Mortgage Note, 2019 Series A shall become due and payable in the manner and with the effect provided in the Financing Agreement. The Financing Agreement provides that, under certain conditions, such acceleration shall be rescinded.
No recourse shall be had for the payments required hereby or for any claim based herein or on the Financing Agreement or on the Basin Electric Indenture against any officer, director or stockholder, past, present or, future, of Basin Electric as such, either directly or through Basin Electric, or under any constitution and provision, statute or rule of law or by the enforcement of any assessment or by any legal or equitable proceedings or otherwise.
This First Mortgage Note, 2019 Series A shall not be entitled to any benefit under the Basin Electric Indenture and shall not become valid or obligatory for any purpose until the Trustee shall have signed the form of authentication certificate endorsed hereon.
All terms use in this First Mortgage Note, 2019 Series A which are not defined herein shall have the meanings assigned to them in the Financing Agreement or the Bond Indenture.

IN WITNESS WHEREOF, Basin Electric has caused this First Mortgage Note, 2019 Series A to be duly executed, attested and delivered the ____ day of May, 2019.
(SEAL)    BASIN ELECTRIC POWER COOPERATIVE
_________________________________________Paul M. Sukut
Chief Executive Officer and General Manager
Attest:
______________________________
Name:
Title:
STATE OF NORTH DAKOTA    )
)
COUNTY OF BURLEIGH    )
THE FOREGOING instrument was acknowledged before me this __ day of May, 2019, by Paul M. Sukut, Chief Executive Officer and General Manager of Basin Electric Power Cooperative, a corporation, for and on behalf of said corporation
WITNESS my hand and official seal.
_________________________________________Name:
Notary Public, State of North Dakota
(Notarial Seal)

This is to certify that this First Mortgage Note, 2019 Series A is one of the 2019 Series A Mortgage Notes designated in the within-mentioned Basin Electric Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: _____________________________________
Date of Authentication: May ____, 2019